EXHIBIT 10.7

TRANSLATED FORM OF EMPLOYMENT AGREEMENT

Employment Agreement

This Agreement is made and entered into between Bo Hai Wen Technology (Shenzhen) Company Limited (“Company”), a wholly owned foreign enterprise incorporated under the laws of the People’s Republic of China, and . (“Employee”),

In accordance with the Labor Law of People’s Republic of China (“Labor Law”) and other applicable laws and regulations, both parties have agreed and concluded the following:

1. Term of the Employment:  , including  months of probation period.

2. Employee’s Title and Responsibilities:

3. Working Hours

The Company will implement working hour system of maximum forty (40) hours per week exclusive of lunch time.

The working hours are from Monday to Friday from 9:00AM to 6:00PM with a one (1) hour for lunch.

4. Salary

4.1 The Company shall make and notify the Employee its salary policy in accordance with regulations stipulated by the state and municipal government. The salary of the Employee paid by the Company shall not be less than the minimum salary standard set by the local government.

4.2 The monthly salary of the Employee after probation is  , and the monthly salary during probation is  .

4.3 The Company shall pay monthly salary no later than  of each month.

4.4 In case the Employee has to work over-time or work during legal holidays, or in other special cases, the amount of the salary paid by the company shall be complied with “Regulations of Employee Salary Payment of Shenzhen City” and other applicable laws and regulations.

5. Labor Protections and Conditions

5.1 In accordance with relevant stipulations in labor protections of P.R.C., the Company shall provide necessary devices to protect the Employee’s safety and health.

5.2 If the Company’s job arrangement will endanger the Employee’s safety and health, the Employ has the right to request the Company to correct it or report to the authority departments.

6. Social Insurance and Benefits

6.1 The Company shall participate the social insurance schemes for the Employee in accordance with relevant laws and regulations and shall pay on time social insurance premiums to the social insurance institutions according to the standards set by the local authorities.

6.2 In case the Employee is sick or injured for personal reason, the Company shall allow time for the Employee to recover.

6.3 In case the Employee is suffered from occupational disease, occupational injury, or dies from work, the company shall deal in accordance with “Occupational Disease Precaution Law” and “Occupation Injury Statute”.

6.4 The Employee is entitled to legal holidays, annual leave, and other holidays in line with relevant laws and regulations.

7. Labor Disciplines

7.1 The bylaws and other regulations made by the Company shall be complied with the prevailing laws and regulations of P.R.C., and shall be publicized and known by the Employee.

7.2 The Employee shall comply with all applicable P.R.C. laws and Company’s bylaws and other regulations.

8. Modifications and Amendments to this Agreement.

Any modifications and amendments to this Agreement shall be made in written and agreed by both parties.

9. Termination of this Agreement

9.1 Either party may terminate this Agreement for reasons expressly provided by relevant laws and regulations of the People’s Republic of China.

9.2 Employee is entitled to compensation made by the Company pursuant to prevailing laws and regulations of P.R.C.

9.3 In case both parties agree to terminate this Agreement, the Company shall provide written confirmation and relevant documents to the Employee.

10. Expiration of the Agreement

10.1 This Agreement will terminate automatically when expiration.

10.2 This Agreement may be extended upon agreement of both parties. The extension shall be made within 30 days before the expiration of the existing Agreement.

11. Breach of the Agreement.

11.1 In case the Company breach any provisions of this Agreement:

11.2 In case the Employee breach any provisions of this Agreement:

12. Settlement of Disputes

Any disputes arising from the performance of or in connection with this Agreement shall be settled through friendly consultations between the parties. In case no settlement can be reached through consultations the parties can apply for mediation to the Labor Dispute Arbitration Committee. Either party who disagrees with the arbitrage award rendered by such committee, may file a suit in the court in its jurisdiction.

13. Others

13.1 In case any provision of this Agreement contradicts with the prevailing law of PRC, the latter shall govern.

13.2 This Agreement will come into effective after executed by both parties.

13.3 This Agreement is executed in two originals, each party holds one original.

The Company (Chop): Bo Hai Wen Technology (Shenzhen) Co., Ltd.	The Employee:

(Authorized Signature)	(ID Number)

Date:	Date: